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                                 EXHIBIT 23.7
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                                                                    EXHIBIT 23.7


                        INDEPENDENT AUDITORS' CONSENT



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of Paxson Communications Corporation of our report dated March 25, 1996 except for Notes 7 and 12, as to which the date is May 17, 1996, relating to the financial statements of KXLI (a division of KX Acquisition Limited Parnership) as of and for the year ended December 31, 1995. We also consent to the references to us under the heading "Experts" in the Prospectus.



SCHWEITZER RUBIN KARON & BREMER
Certified Public Accountants
Minneapolis, Minnesota
September 13, 1996